July 13, 2012	EXHIBIT 10.1

Mr. Walter Killough

6 Garden Court

Mahwah, NJ 07430

Re: Employment Agreement dated as of December 2, 2008 between

dELiA*s, Inc. (the “Company”) and Walter Killough, as amended (the “Agreement”)

Dear Walter:

As discussed with the Compensation Committee of the Board of Directors and the Board of Directors, the purpose of this amendment is to extend the term of the Agreement to provide the Board and you with additional time to discuss the Agreement and attempt to negotiate a mutually acceptable new employment agreement or an amendment to the Agreement. This constitutes the Second Amendment to the Agreement. The Company and you hereby agree that the Agreement shall be modified and amended as follows:

1.	Section 2(a) of the Agreement is hereby amended by deleting June 2, 2013 in the first sentence and replacing it with August 2, 2013.

2.	Except as amended herein, the Agreement shall remain in full force and effect.

Best Regards.

By:	/s/ Carter S. Evans
Carter S. Evans, Chairman

Accepted and Agreed:

By:	/s/ Walter Killough
Walter Killough